UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2004

Columbia Bancorp

(Exact Name of Registrant as Specified in Charter)

Maryland	000-24302	52-1545782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7168 Columbia Gateway Drive, Columbia, Maryland 21046

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (410) 423-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a material definitive agreement

Issuance of Trust Preferred Securities

On December 29, 2004, Columbia Bancorp (the “Company”) completed a private placement to an institutional investor of $4 million of floating rate trust preferred securities, through a newly formed Delaware trust affiliate, Columbia Bancorp Statutory Trust II (the “Trust”). The trust preferred securities mature in December 2034, are redeemable at the Company’s option beginning after five years, and require quarterly distributions by the trust to the holder of the trust preferred securities, initially at a rate of 4.45%, which will reset quarterly at the three-month LIBOR rate plus 1.89%.

The proceeds from the sale of the trust preferred securities were used by the Trust to purchase $4,124,000 in aggregate principal amount of the Company’s floating rate junior subordinated notes. The net proceeds to Columbia Bancorp from the sale of the notes to the Trust will be used by the Company for general corporate purposes.

The notes were issued pursuant to a junior subordinated indenture dated December 30, 2004 between Columbia Bancorp, as issuer, and Wilmington Trust Company, as trustee. Like the trust preferred securities, the notes bear interest at a floating rate, initially at 4.45%, which will reset on a quarterly basis at a rate equal to LIBOR plus 1.89%. The interest payments by the Company will be used to pay the quarterly distributions payable by the Trust to the holder of the trust preferred securities. However, so long as no event of default, as described below, has occurred under the notes, Columbia Bancorp may defer interest payments on the notes (in which case the Trust will be entitled to defer distributions otherwise due on the trust preferred securities) for up to 20 consecutive quarters.

The notes are subordinated to the prior payment of any other indebtedness of Columbia Bancorp that, by its terms, is not similarly subordinated. The trust preferred securities will be recorded as a long term liability on the Company’s balance sheet; however, for regulatory purposes the trust preferred securities will be treated as Tier 1 or Tier 2 capital under rulings of the Federal Reserve Board, Columbia Bancorp’s primary federal regulatory agency.

The notes mature on December 15, 2034, but may be redeemed at the Company’s option at any time on or after December 15, 2009 or at any time upon certain events, such as a change in the regulatory capital treatment of the notes, the Trust being deemed an investment company or the occurrence of certain adverse tax events. Except upon the occurrence of certain events described above, Columbia Bancorp may redeem the notes the their aggregate principal amount, plus accrued interest, if any.

The notes may be declared immediately due and payable at the election of the trustee or holders of 25% of aggregate principal amount of outstanding notes upon the occurrence of an event of default. An event of default generally means (1) default in the payment of any interest when due that continues unremedied for a period of sixty days, except in the case of an election by Columbia Bancorp to defer payments of interest for up to twenty consecutive quarters (which does not constitute an event of default), (2) a default in the payment of the principal amount of the notes at maturity, (3) a default in the payment of any interest following the deferral of interest payments by Columbia Bancorp by twenty consecutive quarters, (4) a default in the Company’s performance, or breach, of any covenant or warranty in the indenture which is not cured within sixty days, (5) the institution of any bankruptcy or similar proceedings by or against Columbia Bancorp or (6) the liquidation or winding up of the Trust, other than as contemplated in the Indenture.

Columbia Bancorp also has entered into a guarantee agreement pursuant to which it has agreed to guarantee the payment by the Trust of distributions on the trust preferred securities, and the payment of principal of the trust preferred securities when due, either at maturity or on redemption, but only if and to the extent that the Trust fails to pay distributions on or principal of the trust preferred securities after having received interest payments or principal payments on the notes from Columbia Bancorp for the purpose of paying those distributions or the principal amount of the trust preferred securities.

Copies of the placement agreement, junior subordinated indenture, guarantee agreement, and amended and restated declaration of trust are attached hereto a Exhibits 1.1, 4.1, 4.2, and 4.3, respectively. The foregoing descriptions of the placement agreement, junior subordinated indenture, guarantee agreement and amended and restated declaration of trust are only summaries and are qualified in the entirety by the full text of the agreements, which are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the description contained under the heading “Issuance of Trust Preferred Securities” in Item 1.01 above, which is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

1.1	Placement Agreement, dated as of December 29, 2004, among FTN Financial Capital Markets, Keefe, Bruyette and Woods, Inc. Columbia Bancorp and Columbia Bancorp Statutory Trust II.

4.1	Junior Subordinated Indenture, dated as of December 30, 2004, between Columbia Bancorp, as issuer, and Wilmington Trust Company, as indenture trustee.

4.2	Guarantee Agreement, dated as of December 30, 2004, between Columbia Bancorp, as guarantor, and Wilmington Trust Company, as guarantee trustee.

4.3	Amended and Restated Declaration of Trust, dated as of December 30, 2004, by and among Columbia Bancorp, as sponsor, Wilmington Trust Company, as institutional and Delaware trustee, the administrators named therein and the holders, from time to time, of undivided beneficial interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANCORP

/s/ John A. Scaldara, Jr.
Name: John A. Scaldara, Jr.
Title: President

Date: January 3, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 1.1	Placement Agreement, dated as of December 29, 2004, among FTN Financial Capital Markets, Keefe, Bruyette & Woods, Inc., Columbia Bancorp, and Columbia Bancorp Statutory Trust II.

Exhibit 4.1	Junior Subordinated Indenture, dated as of December 30, 2004, between Columbia Bancorp, as issuer, and Wilmington Trust Company, as indenture trustee.

Exhibit 4.2	Guarantee Agreement, dated as of December 30, 2004, between Columbia Bancorp, as guarantor, and Wilmington Trust Company, as guarantee trustee.

Exhibit 4.3	Amended and Restated Declaration of Trust, dated as of December 30, 2004, by and among Columbia Bancorp, as sponsor, Wilmington Trust Company, as institutional and Delaware trustee, the administrators named therein and the holders, from time to time, of undivided beneficial interests.